Exhibit 99.1

FOR IMMEDIATE RELEASE

Bsquare Reports First Quarter 2013 Results

BELLEVUE, WA – May 9, 2013 – BSQUARE Corporation (NASDAQ: BSQR), a leading enabler of smart, connected systems, today announced financial results for the first quarter ended March 31, 2013. Total revenue for the quarter was $20.9 million, down 18% year-over-year. The net loss for the quarter was $862,000, or $0.08 per share, compared to a net loss of $188,000, or $0.02 per share, in the prior year. The Company reported negative adjusted EBITDAS for the quarter of $485,000, down 208% year-over-year.

Details as follows (unaudited, in 000’s except per share amounts):

	Three Months Ended
	3/31/2013	3/31/2012	Inc/(Dec)*
Revenue:
Third-party Software	$15,491	$17,079	-9%
Engineering Services	4,359	7,332	-41%
Proprietary Software	1,020	1,137	-10%

Total Revenue	20,870	25,548	-18%

Total Gross Profit	3,347	4,802	-30%
Gross Margins:
Third-party Software	16%	16%	0%
Engineering Services	0%	16%	-100%
Proprietary Software	83%	78%	6%

Total Gross Margin	16%	19%	-16%

Total Operating Expenses	4,294	5,079	15%

Net Loss	$(862)	$(188)	-359%

Per Share-Diluted	$(0.08)	$(0.02)	-300%

Adjusted EBITDAS	$(485)	$448	-208%

Cash and Investments EoQ	$20,297	$17,703	15%

*	Percentage changes calculated as to whether effect is positive or negative on net income.

Notes:

Adjusted EBITDAS = Operating income (loss) before depreciation, amortization and stock compensation expense. Adjusted EBITDAS is a non-GAAP measurement (reconciliation provided after financial statement tables).

Cash and Investments EoQ includes both short and long-term amounts (long-term at 3/31/13 = $875,000).

CEO Commentary

Brian Crowley, chief executive officer for Bsquare, commented on Q1 results and business activity, “First quarter results were disappointing and came in below our expectations. These results are a reflection of the transition that our business is undergoing as we work to improve sales productivity and align our service and product efforts around next generation platforms from partners such as Microsoft, Qualcomm and QNX. With the hiring of Mike Stipe in the fourth quarter of 2012, we began to revamp our sales and marketing programs by refocusing on solution selling into key customers and market segments and working more closely with our industry partners. We have raised the productivity expectations for our sales force and this has resulted in personnel transitions in some regions. Our efforts are beginning to take hold and we have doubled our worldwide sales pipeline and we expect

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improved results in the second quarter. As we have discussed in the last few quarters, we have been retooling to offer new products and services such as our Windows 8 and Windows Phone 8 Application Development and Porting Service, our Cloud Connectivity service and our HTML5 solution. We believe that these activities will allow us to leverage a larger addressable market than we have had access to previously. We made a series of adjustments during 2012 designed to bring our expenses more in line with our expected revenue; however we have repeatedly stated our intention to hold onto valuable engineering talent because our forward-looking view into our sales pipeline indicates that these resources will be needed for projects during 2013. The decision to retain this engineering talent, coupled with disappointing sales, drove our Q1 loss. However, I believe that this is the right decision for the long-term health of our business.”

Since its last earnings announcement, the Company made progress on a number of key initiatives, including:

•

Completed a number of Windows 8 and Windows Phone 8 ports as part of the previously announced Application Porting Service. The Company was also named a Microsoft Application Acceleration Partner whereby the Company works with Microsoft sales personnel to identify and port Windows Phone 8 applications from the iOS or Android platform;

•

Continued the transformation of the Company’s sales team with a goal of achieving higher productivity. Following the hiring of Mike Stipe as Sr. Vice President of Worldwide Sales and Marketing in the fourth quarter, the Company has hired a new leader for its North America sales force and has brought on board new sales talent in North America and Asia;

•

Announced an agreement with QNX to distribute the QNX Operating System in the United Kingdom. Bsquare’s UK operation has long partnered with QNX through the development of QNX Board Support Packages in support of various chipsets. Through the distribution agreement with QNX, the Company gains exposure to many more QNX customers in the UK and has already uncovered a number of service opportunities as a result of this agreement;

•

Joined the GENIVI Alliance in order to enhance efforts into the automotive segment. The GENIVI Alliance is a non-profit industry association whose mission is to drive the broad adoption of an In-Vehicle Infotainment (IVI) open source development platform;

•	Launched the TestQuest for Automotive automated testing solution at the Connected IVI Summit; and

•	Announced the availability of new Bsquare Board Support Packages for the Texas Instruments Jacinto 4 and OMAP 4 Platforms.

Financial Commentary on First Quarter Results (Y/Y Comparison)

•

The decline in third-party software sales, down $1.6 million, or 9%, was driven by a $1.5 million decrease in sales of Microsoft Windows Mobile operating systems which, in turn, was primarily driven by $1.2 million of sales into Korea in the year-ago quarter where distribution rights ended on October 31, 2012;

•

The decrease in engineering services revenue, down $3.0 million, or 41%, was driven by a $1.5 million decline in North American service revenue, an $835,000 decline in Japan service revenue and a $573,000 decline in EMEA service revenue, with the latter two declines primarily resulting from project transitions with those geographies expected to improve in Q2 as project starts come back on-line. In the case of North America, $479,000 of the decline resulted from the MyFord Touch™ program whereas the remainder related to several customers that had no projects with the Company in the current quarter and a number of projects where the revenue contribution was down year-over-year;

•

The decrease in service margin, down 100% or 16 percentage points, was driven by a 29% increase in the Company’s cost per billable hour as the utilization rate declined by 13 percentage points. While some excess service capacity was reduced in the fourth quarter of 2012, the Company did not continue to reduce excess capacity in-line with the revenue decline during the current quarter given the expected need for these resources in 2013; and

110 110th Ave. NE., Suite 200, Bellevue, Washington 98004    Toll Free: 888.820.4500    Main: +1 425.519.5900    Fax: +1 425.519.5999

•

The decline in operating expenses, down $785,000, or 15%, was primarily attributable to decreases in research and development (R&D) and sales expense. The R&D decline was driven by previously announced headcount and other cost reductions made in the third quarter of 2012 while the sales expense reduction was driven by lower headcount and related costs associated with reductions made during 2012, some of which have since been backfilled.

Outlook

The Company currently has the following expectations for Q2 2013:

•

Total revenue is expected to be in the range of $21 million to $23 million with service revenue and third-party software revenue expected to increase sequentially and proprietary software expected to be roughly flat; and

•	Cash and investments are projected to be flat to down slightly from March 31, 2013.

Conference Call

Management will host a conference call today, May 9, 2013, at 5:00 p.m. Eastern Daylight Time (2:00 p.m. Pacific Daylight Time). To access the call dial 1-877-941-4774, or +1 480-629-9760 for international callers, and reference “BSQUARE Corporation First Quarter 2013 Earnings Conference Call.” A replay will be available for one week following the call by dialing 1-877-870-5176, or +1 858-384-5517 for international callers; reference pin number 4616468. A live and replay Webcast of the call will be available at www.bsquare.com in the investor relations section.

About BSQUARE Corporation

Bsquare, a global leader in embedded solutions, applies experience and expertise on leading platforms to create new connections with customers, new business models and to enable new ways of working and communicating. Bsquare serves customers by forging connections among the partners, people, tools and technology needed to create smart connected devices. For more information, visit www.bsquare.com.

This release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include, among others, statements relating to our financial results in future periods such as anticipated revenue, margins, spending, profitability, and cash and investments; anticipated levels of capital expenditures; future market conditions; potential sales or projects in our pipeline; and expectations for specific customers, geographies or products. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: whether we are able to maintain our favorable relationship with Microsoft; changes in customer demand for our engineering services; the extent to which we are successful in gaining new long-term relationships with customers and retaining existing ones; our ability to execute our sales and marketing strategies for our service offerings, third-party products, and our proprietary products such as TestQuest; our ability to execute our international expansion strategies; our success in leveraging strategic partnering initiatives with companies such as Qualcomm; our management of risks associated with protection of intellectual property and potential infringement claims; our success in integrating acquisitions such as MPC Data; and such other risk factors as discussed in our most recent Annual Report on Form 10-K and other filings with the SEC. Any forward-looking statement made by us in this release is based only on information currently available to us and speaks only as of the date on which it is made. Except as may be required by law, we undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Bsquare Contact:	Investor Contact:
Scott Mahan	Brett Maas
BSQUARE Corporation	Hayden IR
+1 425.519.5900	+ 1 646.536.7331
investorrelations@bsquare.com	Brett@haydenir.com

#

110 110th Ave. NE., Suite 200, Bellevue, Washington 98004    Toll Free: 888.820.4500    Main: +1 425.519.5900    Fax: +1 425.519.5999

BSQUARE is a registered trademark of BSQUARE Corporation. All other product and company names herein may be trademarks of their respective owners.

110 110th Ave. NE., Suite 200, Bellevue, Washington 98004    Toll Free: 888.820.4500    Main: +1 425.519.5900    Fax: +1 425.519.5999

BSQUARE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

	March 31, 2013	December 31, 2012
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$10,177	$9,903
Short-term investments	9,245	9,826
Accounts receivable, net of allowance for doubtful accounts of $285 at March 31, 2013 and $200 at December 31, 2012	12,639	16,095
Deferred tax assets	296	296
Prepaid expenses and other current assets	1,021	858

Total current assets	33,378	36,978
Equipment, furniture and leasehold improvements, net	626	759
Restricted cash	875	875
Deferred tax assets	2,255	2,255
Intangible assets, net	1,010	1,069
Goodwill	3,738	3,738
Other non-current assets	96	117

Total assets	$41,978	$45,791

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Third-party software fees payable	$8,712	$11,099
Accounts payable	276	553
Accrued compensation	1,862	2,205
Other accrued expenses	1,490	1,732
Deferred revenue	998	837

Total current liabilities	13,338	16,426
Deferred tax liability	206	206
Deferred rent	133	154
Shareholders’ equity:
Preferred stock, no par value: 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, no par value: 37,500,000 shares authorized; 11,136,132 shares issued and outstanding at March 31, 2013 and 11,065,217 shares issued and outstanding at December 31, 2012	128,730	128,474
Accumulated other comprehensive loss	(831)	(733)
Accumulated deficit	(99,598)	(98,736)

Total shareholders’ equity	28,301	29,005

Total liabilities and shareholders’ equity	$41,978	$45,791

110 110th Ave. NE., Suite 200, Bellevue, Washington 98004    Toll Free: 888.820.4500    Main: +1 425.519.5900    Fax: +1 425.519.5999

BSQUARE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts) (Unaudited)

	Three Months Ended March 31,
	2013	2012
Revenue:
Software	$16,511	$18,216
Service	4,359	7,332

Total revenue	20,870	25,548

Cost of revenue:
Software	13,167	14,607
Service	4,356	6,139

Total cost of revenue	17,523	20,746

Gross profit	3,347	4,802
Operating expenses:
Selling, general and administrative	3,631	4,139
Research and development	663	940

Total operating expenses	4,294	5,079

Loss from operations	(947)	(277)
Other income (expense), net	90	(9)

Loss before income taxes	(857)	(286)
Income tax benefit (expense)	(5)	98

Net loss	$(862)	$(188)

Basic loss per share	$(0.08)	$(0.02)

Diluted loss per share	$(0.08)	$(0.02)

Shares used in calculation of loss per share:
Basic	11,107	10,875

Diluted	11,107	10,875

110 110th Ave. NE., Suite 200, Bellevue, Washington 98004    Toll Free: 888.820.4500    Main: +1 425.519.5900    Fax: +1 425.519.5999

BSQUARE CORPORATION

NON-GAAP INFORMATION AND RECONCILIATION TO COMPARABLE

GAAP FINANCIAL MEASURES

(In thousands, unaudited)

	Three months ended March 31,
	2013	2012
Adjusted EBITDAS:
Operating loss as reported	$(947)	$(277)
Depreciation and amortization	210	241
Stock-based compensation expense	252	484

Adjusted EBITDAS (1)	$(485)	$448

(1)	Adjusted EBITDAS is a non-GAAP financial measure. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. Adjusted EBITDAS is defined as operating income (loss) before depreciation expense on fixed assets and amortization expense (including impairment) on intangible assets, and stock-based compensation expense. Adjusted EBITDAS should not be construed as a substitute for net income (loss) or net cash provided by (used in) operating activities (all as determined in accordance with GAAP) for the purpose of analyzing our operating performance, financial position and cash flows, as Adjusted EBITDAS is not defined by GAAP. However, the Company regards Adjusted EBITDAS as a complement to net income and other GAAP financial performance measures, including an indirect measure of operating cash flow.

110 110th Ave. NE., Suite 200, Bellevue, Washington 98004    Toll Free: 888.820.4500    Main: +1 425.519.5900    Fax: +1 425.519.5999